EXHIBIT 23
                                                                      ----------


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the Scholastic, Inc. 401(K) Savings and Retirement Plan, in the Registration Statement (Form S-8 No. 33-46338) pertaining to the 1992 Stock Option Plan as of May 19, 1992, in the Registration Statement (Form S-8 No. 33-50128) pertaining to the Outside Directors' Stock Option Plan and the Stock Option Agreement with Joseph W. Oliver, in the Registration Statement (Form S-8 No. 33-74064) pertaining to the Non-Employee Director Stock-For-Retainer Plan and in the Registration Statement (Form S-3 No. 333-17365) pertaining to $150,000,000 of Securities of our report dated July 2, 1998, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 1998.



                                                           /s/ Ernst & Young LLP


New York, New York
August 24, 1998




                                      E-16